Exhibit 99.1
FOR IMMEDIATE RELEASE

AEROGROW REPORTS THIRD QUARTER RESULTS
•	Revenues of $4.9 million for the quarter
•	Holiday demand for the AeroGarden exceeds expectations

Boulder, CO - February 20, 2007 - AeroGrow International, Inc. (OTC BB: AGWI) ("AeroGrow" or the “Company”), makers of the AeroGarden™ kitchen garden appliance, announced results for the quarter and nine months ended December 31, 2006.

AeroGrow reported revenue for the fiscal third quarter ended December 31, 2006 of approximately $4.86 million. AeroGrow emerged from its development phase in March 2006 when it commenced its first shipments of its AeroGarden products and therefore reported no revenues prior to that period. Revenues for the nine months ending December 31, 2006, the first nine months of operations since the introduction of the AeroGarden, were $6.71 million.

Demand for the AeroGarden during its first holiday selling season exceeded the Company’s expectations, resulting in approximately $500,000 in backorders that were not shipped as of December 31, 2006, thereby impacting fourth quarter revenues. AeroGrow recently announced that it had authorized its manufacturers to build additional tooling and manufacturing equipment to expand production capacity to 123,000 AeroGardens per month by March 31, 2007. Also impacting fourth quarter revenues was the Company’s policy of not recording revenue (other than shipping and handling charges) from its direct to consumer marketing programs until expiration of the 30 day “trial offer” period as advertised in the Company’s television and web advertisements. This policy resulted in the $350,000 of revenue not being recognized in the fiscal quarter ended December 31, 2006.

“It is amazing to consider that just one year ago, AeroGrow had yet to ship its first product and as of last week we have shipped over 100,000 AeroGardens”,” stated AeroGrow founder and CEO Michael Bissonnette. “Achieving revenue of $4.9 million in this most recent quarter is a heartening accomplishment and keeps us on course to achieve our earnings objectives. Despite the hurdles that any new company and first-to-market product must clear, AeroGrow is exceeding our initial expectations with respect to retail penetration, infomercial results and revenue growth.”

The Company reported a net loss of $2.90 million and $8.43 million for the three and nine months ended December 31, 2006, respectively. Included in the net loss for the three and nine months ended December 31, 2006 were $1.11 million and $2.64 million in non-cash charges, respectively, including;

•
$636,000 and $1.66 million, respectively, in penalties payable to investors of the Company’s 2005 convertible debt offering and 2006 private placement offering which are payable in the form of shares of the Company’s common stock. These penalties were related to delays experienced by the Company in obtaining SEC approval for the registration of the Company’s common stock and shares of common stock underlying outstanding warrants and convertible debt related to these offerings.

•	$392,000 and $731,000, respectively, in grants under the Company’s Equity Compensation plan offered to attract management and consultants during the Company’s launch phase.
•	$242,000 and $81,000, respectively, in non-cash interest charges related to the issuance and subsequent modification of the Company’s 2005 convertible debt offering.

Also impacting the net loss for the three months ended December 31, 2006 were $260,000 in incremental air freight costs incurred to hasten deliveries of products from China for key customers as result of the higher than anticipated holiday demand for the AeroGarden, $176,000 in legal and consulting fees related to the Company’s efforts to obtain SEC approval of its registration statement and $50,000 in moving and other costs related to the Company’s relocation to its new 21,012 square ft. headquarters facility.

Stated Mr. Bissonnette, “As we approach the final quarter of our first fiscal year of operations, our focus will be to leverage the opportunity consumer acceptance of the AeroGarden has presented by improving our margins through manufacturing cost reductions, extending our product line to maximize distribution opportunities and increasing our operational efficiencies to clear a path toward profitability.”

Earnings Conference Call

AeroGrow will host a conference call today, Tuesday, February 20, 2007 to review operational results for the three months and nine months ended December 31, 2006.

The conference call is scheduled for 4:30 P.M. Eastern Standard Time (EST). To participate in the call, please dial:

U.S. and Canada:	1 (800) 374-0113

International:	1 (706) 758-9607

A replay of the call will be available within 12 hours of completion. You will be able to access it for the following 30 days through the AeroGrow Website at www.aerogrow.com/investors or by phone until March 14, 2007. To access the replay by phone, please dial:

U.S. and Canada:	1 (800) 642-1687

International:	1 (706) 645-9291

Conference ID:	8613860

About AeroGrow International, Inc.
Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden™, the world's first kitchen garden appliance. The AeroGarden features NASA-proven, dirt-free aeroponic technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, strawberries and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:

Corporate	Investor
John Thompson	Justin Davis
AeroGrow International, Inc.	After Market Support, LLC
(303) 444-7755	Toll Free: (800) 979-AGWI (2494)
john@aerogrow.com	justin.davis@aftermarketsupport.com

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Michael Bissonnette, statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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CONDENSED STATEMENTS OF	Three months ended		Nine months ended
OPERATIONS (Unaudited)	December 31,		December 31,
	2006	2005	2006	2005
Revenue
Product sales, net	$4,857,604	$-	$6,709,858	$-
Operating expenses
Cost of revenue	3,282,291	-	4,785,151	-
Research and development	700,111	584,074	1,544,495	1,272,639
Sales and marketing	1,965,578	203,822	4,285,849	555,622
General and administrative	1,042,537	976,234	2,671,939	2,408,819
Total operating expenses	6,990,517	1,764,130	13,287,434	4,237,080
Loss from operations	(2,132,913)	(1,764,130)	(6,577,576)	(4,237,080)

Other (income) expense, net
Interest (income)	(12,646)	(13,542)	(157,508)	(33,171)
Interest expense	101,841	675,891	305,445	1,225,961
Loss on modification of debt	-	110,769	-	1,446,200
Registration rights penalty	636,130	-	1,664,380	-
Total other (income) expense, net	725,325	773,118	1,812,317	2,638,990
Net loss	$(2,858,238)	$(2,537,248)	$(8,389,893)	$(6,876,070)

Net loss per share, basic and diluted	$(0.30)	$(0.48)	$(0.90)	$(1.39)
Weighted average number of common shares outstanding, basic and diluted	9,501,095	5,257,042	9,304,380	4,958,842

BALANCE SHEET DATA (Unaudited)	December 31,
2006
ASSETS
Current assets
Cash	$1,740,327
Restricted cash	161,609
Accounts receivable, net of allowance for doubtful accounts	1,636,722
Inventory	1,334,126
Prepaid expenses and other	343,898
Total current assets	5,216,682
Property and equipment, net of accumulated depreciation	873,344
Other assets, net	59,134
Total Assets	$6,149,160
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,534,410
Accrued expenses	1,255,888
Deferred rent	22,039
Convertible debentures, net of discounts	840,000
Mandatorily redeemable common stock	-
Total current liabilities	3,652,337
Stockholders’ equity
Common stock	9,607
Additional paid-in capital	30,282,821
Accumulated deficit	(27,795,605)
Total Stockholders' Equity	2,496,823
Total Liabilities and Stockholders' Equity	$6,149,160